Exhibit 99.2

Pacific Blue Energy Corp. Secures Purchase Option for Ideal Eight Hundred Acre Solar Energy Site in Gila Bend, Arizona

PHOENIX, AZ, June 30 /PRNewswire-FirstCall/ - Pacific Blue Energy Corp. (OTCBB:PBEC.ob - News), a publicly traded developer of renewable energy projects, is pleased to announce that it has secured the option to purchase 807 acres of solar energy zoned land in Gila Bend, Arizona. The option to purchase is the next important step in the company's progress as a developer of clean, affordable renewable energy.

Located only thirty miles West of downtown Phoenix, the three noncontiguous parcels comprise an ideal site for a solar energy farm. The parcels are relatively flat, have no drainage problems and are within a quarter mile of an electrical substation. The property has already been zoned for solar energy by the local municipal authority and three other solar projects are under construction in the area.

"We have been eyeing this property for some time because of the existing zoning, its outstanding potential as a site for a substantial 150 megawatt solar farm and its proximity to a large urban market," said Pacific Blue Energy Corp. CEO Joel Franklin. "Most importantly, the land is in a completely unconstrained area, which means that there is plenty of capacity on the local power lines to accommodate more sources of power."

Once the land is secured, the company will seek construction permits and - once approved - begin construction of the project. Franklin also noted that with the resources and management team recently put in place, Pacific Blue Energy Corp. can proceed simultaneously with its current Sunshine Solar Farm project near Flagstaff, Arizona, as well as the construction of the new much larger Gila Bend solar project.

"This is a very exciting venture for Pacific Blue Energy Corp. as this important new project helps us continue to make all of our plans a reality," Franklin said.

About Pacific Blue Energy Corp.

Pacific Blue Energy Corp. (PBEC) is a publicly traded solar energy company that seeks to build and manage large renewable energy projects. PBEC's goal is to maximize shareholder value through select property acquisition, timely renewable energy facility construction and informed management of those projects. Headquartered in Arizona, one of the prime solar energy markets in the United States, PBEC is positioned to take advantage of technological advances that will drive the coming surge in the U.S. solar generated electricity market.

More information is available at www.PacificBlueEnergyCorp.com.

About Patriot Solar Inc.

Patriot Solar is an Arizona based and also nationally and internationally recognized solar engineering and construction company with expertise in design, engineering, site construction, and system operations/maintenance. Patriot is licensed for both engineering and construction in the State of Arizona providing an integrated team that provides value engineering designs based upon their construction expertise. Patriot Solar specializes in the deployment of medium and large scale projects from 25KW to 10MW. The company also provides environmental, geotechnical, mounting system and rooftop structural engineering and construction.

More information about Patriot Solar can be found at www.patriot-solar.com.

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